EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Jones Financial Companies, L.L.L.P. of our report dated March 14, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in The Jones Financial Companies, L.L.L.P.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
St. Louis, MO
February 9, 2026